Exhibit T3E(iii)

Entered: January 07, 2010

Signed: January 07, 2010

SO ORDERED

/s/ Duncan Kier
DUNCAN W. KIER
U.S. BANKRUPTCY JUDGE

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF MARYLAND

(Baltimore Division)

)
In re:	)	Chapter 11
)
ADFITECH, Inc.,[1]	)	Case No. 09-17788 (DWK)
)
Debtor.	)
)

ORDER APPROVING (I) DISCLOSURE STATEMENT, (II) FORM OF AND

MANNER OF NOTICE AND FORM OF BALLOTS, AND

(III) SOLICITATION MATERIALS AND SOLICITATION PROCEDURES, AND

SCHEDULING CONFIRMATION HEARING

Upon the motion of ADFITECH, Inc., the debtor and debtor-in-possession herein (“Adfitech”), for entry of an order approving (i) its proposed Disclosure Statement dated January 5, 2010 [Docket No. 77] (the “Disclosure Statement”) with respect to its Second Amended Chapter 11 Plan of Reorganization for ADFITECH, Inc. dated January 5, 2010 [Docket No. 76] (the “Plan”), (ii) the forms of and manner of notices and the form of ballots, and (iii) the solicitation materials and solicitation procedures, and scheduling a plan confirmation hearing; it appearing that this Court has jurisdiction over this matter pursuant to 11 U.S.C. §§ 157

[1]

The Chapter 11 case of ADFITECH, Inc. was previously jointly administered with the Chapter 11 case of TMST, Inc. f/k/a Thornburg Mortgage, Inc., et al., Case No. 09-17787-DWK (the “TMST Case”). On November 2, 2009, the Court entered an Order Severing Joint Administration with Respect to the Chapter 11 Case of Adfitech, Inc. [Docket No. 27].

and 1334; it appearing that this proceeding is a core proceeding pursuant to 11 U.S.C. § 158(a); a hearing on approval of the Disclosure Statement having been held on January 7, 2010 (the “Disclosure Statement Hearing”) and the Court having determined for the reasons that follow that the relief set forth herein should be granted,

NOW, THEREFORE, the Court hereby finds as follows:

1. The Disclosure Statement, as amended, modified or supplemented pursuant to the proceedings at the Disclosure Statement Hearing including the revisions made or to be made as a result thereof, complies with the requirements of title 11 of the United States Code (the “Bankruptcy Code”) and the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and contains “adequate information” as that term is defined in § 1125 of the Bankruptcy Code.

2. Appropriate notice of the Disclosure Statement Hearing has been given and such notice is adequate and sufficient.

3. The solicitation period established by this Order and as set forth below, during which Adfitech may solicit acceptances of the Plan, is a reasonable period of time for creditors to the make an informed decision to accept or reject the Plan.

4. The procedures set forth below regarding notice to creditors and parties in interest of (i) the time, date and place of the hearing on confirmation of the Plan and the time, date and manner of filing objections thereto, (ii) the contents of the Solicitation Package (as defined below), (iii) the non-voting status of Classes 1, 2, 3, 4, 7 and 8, and (iv) the requirements and deadlines for voting on the Plan comply with Bankruptcy Rules 2002, 3017 and 9006, and constitute adequate and sufficient notice to all interested parties.

5. The claims in Class 6 under the Plan are based upon Adfitech’s guaranty of certain book entry only 8% senior notes due May 15, 2013 (the “Senior Notes”) of which the Class 6 claimants are beneficial holders (the “Beneficial Holders”), and the special voting procedures set forth below are adequate and sufficient procedures for the purposes of soliciting votes from the holders of Class 6 claims.

6. The claims in Class 7 under the Plan are based upon Adfitech’s guaranty of certain book entry only 12% senior subordinated notes due March 31, 2015 (the “Senior Subordinated Notes”) of which the Class 7 claimants are beneficial holders (the “Beneficial Holders”), and the notice procedures set forth below are adequate and sufficient procedures for the purposes of providing notice to the holders of Class 7 claims.

NOW, THEREFORE, after due deliberation and sufficient cause appearing, it is by the United States Bankruptcy Court for the District of Maryland, sitting at Baltimore, hereby,

Approval of Disclosure Statement

ORDERED, that the Disclosure Statement should be, and it hereby is, approved pursuant to § 1125 of the Bankruptcy Code; and it is further,

ORDERED, that Adfitech and its solicitation agent, Epiq Bankruptcy Solutions, LLC (the “Solicitation Agent”), are authorized and empowered to solicit acceptances of the Plan in accordance with this Order; and it is further,

Confirmation Hearing

ORDERED, that, in accordance with Bankruptcy Rule 3017(c), the hearing on confirmation of the Plan (the “Confirmation Hearing”) and any objections thereto shall be held before the Honorable Duncan W. Keir, Chief United States Bankruptcy Judge, United States Bankruptcy Court for the District of Maryland, Garmatz Federal Courthouse, 101 W. Lombard

Street, Baltimore, Maryland 21201, in Courtroom 1-B, on February 24, 2010 at 2:00 p.m. (Eastern Standard Time), or as soon thereafter as counsel can be heard, and may be continued by the Court from time to time by announcing such continuance in open Court or posting such continuance on the Court’s docket without further notice to parties in interest; and it is further,

ORDERED, that, in accordance with Bankruptcy Rule 3020(b)(1), the last date and time for filing and serving objections to confirmation of the Plan (the “Plan Objection Deadline”) shall be February 16, 2010 at 4:00 p.m. (Eastern Standard Time); and it is further,

ORDERED, that in order to be considered by the Court, any objections to confirmation of the Plan, must (a) be in writing, (b) state the name and address of the objecting party, and the amount and nature of the claim or interest of such party, (c) state with particularity the basis and nature of any objections, (d) be filed with the Clerk of the Court, and (e) served so as to be received on or before the Plan Objection Deadline by the following parties: (i) Venable LLP, counsel to Adfitech, 750 East Pratt Street, Suite 900, Baltimore, Maryland 21202, att’n: Richard L. Wasserman, Esq.; (ii) Quinn Emanuel Urquhart Oliver & Hedges, LLP, counsel to the Official Committee of Unsecured Creditors, 51 Madison Avenue, 22nd Floor, New York, New York 10010, att’n: James C. Teece, Esq.; (iii) Tydings & Rosenberg, LLP, co-counsel to the Official Committee of Unsecured Creditors, 100 East Pratt Street, 26th Floor, Baltimore, Maryland 21202, att’n: Alan Grochal, Esq.; (iv) Office of the United States Trustee, Garmatz Federal Courthouse, Room 2625, 101 W. Lombard Street, Baltimore, Maryland 21201, att’n: Mark A. Neal, Assistant United States Trustee; and it is further,

ORDERED, that any party failing to file objections by the Plan Objection Deadline and in the manner set forth herein shall be barred from raising any objections at the Confirmation Hearing; and it is further,

ORDERED, that the form of the Confirmation Hearing Notice attached hereto as Exhibit A is hereby approved, and constitutes adequate and sufficient notice of the Confirmation Hearing pursuant to Bankruptcy Rule 3017(d); and it is further,

ORDERED, that the forms of notice attached hereto as Exhibit B with respect to Classes 1, 2, 3 and 4 (the “Unimpaired Non-Voting Notice”) and Exhibit C with respect to Classes 7 and 8 (the “Impaired Non-Voting Notice”) are hereby approved, and constitute adequate and sufficient notice to holders of claims in such classes of their status as non-voting parties; and it is further,

Ballots, Solicitation Procedures, Voting Record Date and Related Matters

ORDERED, that the forms of the ballots attached hereto as Exhibits D, E and F (collectively, the “Ballots”) are hereby approved; and it is further,

ORDERED, that the procedures for solicitation and tabulation of votes to accept or reject the Plan hereinafter set forth (the “Solicitation Procedures”) are appropriate and are hereby approved; and it is further,

ORDERED, that, no later than five business days following the entry of this order, Adfitech shall, consistent with the Solicitation Procedures, distribute:

(a)	the following solicitation materials (the “Solicitation Package”) to all known holders of claims in Classes 5 and 6 under the Plan entitled to vote: (i) the Disclosure Statement, (ii) the Plan, (iii) the appropriate Ballot, (iv) the Confirmation Hearing Notice, (v) this order, without exhibits (the “Disclosure Statement Approval Order”), and (vi) a recommendation letter from the Official Committee of Unsecured Creditors (the “Creditors’ Committee”);

(b)	the Confirmation Hearing Notice and Unimpaired Non-Voting Notice to all known holders of claims in Classes 1, 2, 3 and 4 under the Plan;

(c)	the following materials to holders of claims in Class 7 under the Plan: (i) the Disclosure Statement, (ii) the Plan, (iii) the Confirmation Hearing Notice, (iv) the Impaired Non-Voting Notice, and (v) the Disclosure Statement Approval Order (the “Class 7 Noticing Materials”);

(d)	the following materials to holders of interests in Class 8 under the Plan: (i) the Disclosure Statement, (ii) the Plan, (iii) the Confirmation Hearing Notice, (iv) the Impaired Non-Voting Notice, and (v) the Disclosure Statement Approval Order;

(e)	the following materials to the Office of United States Trustee and to all persons and parties who filed notices of appearance in this case: (i) the Disclosure Statement, (ii) the Plan, (iii) the Confirmation Hearing Notice, and (iv) the Disclosure Statement Approval Order; and

(f)	Adfitech is authorized, but not directed or required, to distribute the Plan, the Disclosure Statement, and the Disclosure Statement Approval Order in electronic copy and CD-ROM format, or by paper copy. Adfitech shall distribute the Ballots, the Confirmation Hearing Notice, the Unimpaired Non-Voting Notice and Impaired Non-Voting Notice only by paper copy;

and it is further,

ORDERED, that pursuant to Bankruptcy Rule 3018(a), the date upon which the hearing approving the Disclosure Statement commenced, January 7, 2010, shall be the record date (the “Voting Record Date”) for purposes of determining which creditors are entitled to vote on the Plan; and it is further,

ORDERED, that in order to be counted, Ballots of holders of Class 5 and 6 claims must be received by the Solicitation Agent, on or before 4:00 p.m. (Eastern Standard Time) on February 16, 2010 (the “Voting Deadline”) at one of the following addresses:

(a)	for Ballots sent via the United States Postal Service (“USPS”) (via first class mail or USPS Express Mail): Epiq Bankruptcy Solutions, LLC, Attn: Adfitech Inc., Ballot Processing Center, FDR Station, P.O. Box 5014, New York, New York 10150-5014; or

(b)	for Ballots sent via overnight courier or hand delivery: Epiq Bankruptcy Solutions, LLC, Attn: Adfitech Inc. Ballot Processing Center, 757 Third Avenue, Third Floor, New York, New York 10017;

and it is further,

ORDERED, that to ensure that its vote is counted, each holder of a claim in Classes 5 and 6 must in accordance with the Solicitation Procedures (a) complete a Ballot, (b) indicate the holder’s acceptance or rejection of the Plan in the boxes provided in the Ballot, and (c) sign and timely return the Ballot to the Solicitation Agent on or prior to the Voting Deadline at the address set forth above; and it is further,

Tabulation and General Voting Procedures

ORDERED, that the following general voting procedures shall be used in voting and tallying ballots:

(a)	The Ballot or Ballots provided to each claim holder will be marked to indicate the appropriate Class. A completed Ballot must be received by the Solicitation Agent by the Voting Deadline. Except as may otherwise be approved by the Court, any Ballot received by the Solicitation Agent after the voting deadline shall not be counted;

(b)	An originally executed Ballot is required to be delivered to the Solicitation Agent by the Voting Deadline. Ballots delivered by facsimile, email or any other electronic means shall not be counted;

(c)	Ballots sent to Adfitech, any agent of Adfitech (other than the Solicitation Agent), Adfitech’s financial or legal advisors, or the Creditors’ Committee or its financial or legal advisors shall not be counted as a vote to accept or reject the Plan;

(d)	Adfitech reserves the right, in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan at any time prior to the entry of the order confirming the Plan;

(e)	If multiple Ballots are received prior to the Voting Deadline from or on behalf of the holder of a claim voting the same claim more than once, the last-dated Ballot timely received by the Solicitation Agent will be deemed to reflect the voter’s intent and to supersede and revoke any and all prior Ballots;

(f)	A claim holder shall not split its votes within a class; thus, each claim holder shall vote all of its claims within a particular class either to accept or reject the Plan; Ballots that partially reject and partially accept the Plan shall not be counted;

(g)	Unless otherwise provided herein, a claim will be deemed temporarily “allowed” for voting purposes only in an amount equal to: (i) the liquidated, non-contingent, non-disputed amount of such claim as set forth in Adfitech’s Schedules or (ii) if a proof of claim has been timely filed in respect of such claim, the liquidated, non-contingent amount set forth in such proof of claim;

(h)	If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person shall be required to indicate such capacity when signing and, upon request of Adfitech, must submit proper evidence satisfactory to Adfitech of its authority to act in its capacity as an agent, fiduciary or representative;

(i)	Any holder of an impaired claim who has delivered a valid Ballot to the Solicitation Agent may withdraw such Ballot solely in accordance with Bankruptcy Rule 3018(a);

(j)	Any Ballot received that is unsigned, that does not indicate either an acceptance or rejection or that indicates both an acceptance and a rejection shall not be counted. The Solicitation Agent may use reasonable efforts to contact the holder submitting such unsigned Ballot to notify such holder of the deficiency with respect to the Ballot;

(k)	Neither Adfitech, the Solicitation Agent, nor any other person or entity will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification;

(l)	A Ballot shall not constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest other than for voting purposes and the inclusion of a Ballot in the tally of Ballots filed with the Court does not constitute a waiver of any party to object to any related proof of claim;

(m)	Class 5 votes will be counted according to the following tabulation procedures:

i.	If a claim is deemed allowed pursuant to an agreement with Adfitech or an order of the Court, such claim shall be allowed for voting purposes in the allowed amount set forth in the agreement with Adfitech or such Court order;

ii.	If a claim for which a proof of claim has been timely filed is wholly contingent, unliquidated or disputed, such claim shall be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, in the amount of $1.00, and the Ballot mailed to the holder of such claim shall be marked as voting the claim amount of $1.00;

iii.	If Adfitech objects to a claim, such claim shall be disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection;

iv.	If a claim has been disallowed by agreement of the claim holder or order of the Court at any time before the Voting Deadline, such claim shall also be disallowed for voting purposes;

v.	If a claim has been estimated or otherwise allowed for voting purposes by order of the Court, such claim shall be temporarily allowed in the amount so estimated or allowed by the Court for voting purposes only, and not for purposes of allowance or distribution;

vi.	If a claim is listed in the Schedules as contingent, unliquidated or disputed and a proof of claim was not (i) filed by the applicable bar date for the filing of proofs of claim established by the Court or (ii) deemed timely filed by an order of the Court prior to the Voting Deadline, then, unless Adfitech has consented in writing, such claim shall be disallowed for voting purposes pursuant to Bankruptcy Rule 3003(c);

vii.	If a claim is partially liquidated and partially unliquidated, such claim shall be allowed for voting purposes only in the liquidated amount; and

viii.	Notwithstanding anything to the contrary contained herein, any creditor who has filed or purchased duplicate Class 5 claims shall be provided with only one Solicitation Package and one ballot for voting a single claim in such class, regardless of whether Adfitech has objected to such duplicate claims.

(n)	The Solicitation Agent shall maintain and tally all Ballots received in accordance with the aforementioned procedures. Four business days prior to the Confirmation Hearing, the Solicitation Agent shall produce copies of all Ballots received to Adfitech, counsel for the Creditors Committee and the United States Trustee together with a written tally of the votes accepting and rejecting the Plan; and

(o)	Adfitech shall file a written tally of votes to accept or reject the Plan with the Clerk of the Court two business days prior to the Confirmation hearing.

and it is further,

Class 6 Voting and Tabulation Procedures

ORDERED, that the following voting procedures shall be used for the voting and tallying of Ballots cast by holders of Class 6 Claims:

(a)	With respect to Class 6 Claims, Adfitech shall distribute the Solicitation Package to the applicable Nominees or registered holders, as reflected in the relevant records as of the Voting Record Date (such Nominees and registered holders, collectively, the “Record Holders”). Adfitech shall not be required to provide the Solicitation Package directly to any Beneficial Holder of a Class 6 Claim who is not also a Record Holder;

(b)	Any Nominee that is a Record Holder shall take the following actions with respect to the Beneficial Holders and the Class 6 Claims: (i) distribute the Solicitation Packages, including Class 6 Ballots, to all such Beneficial Holders within five (5) business days of receipt of such Solicitation Packages from the Solicitation Agent; (ii) notify the recipients of the Class 6 Ballots of a time by which those Ballots should be returned to the Nominee sufficiently in advance of the Voting Deadline such that the Nominee can comply with its obligations with respect to preparation of the Master Ballot; (iii) promptly collect Class 6 Ballots from the holders of Class 6 claims that cast votes on the Plan; (iv) compile and validate the votes and other relevant information of all such Beneficial Holders on the Master Ballot; and (v) transmit the Master Ballot to the Solicitation Agent such that the Master Ballot is received by the Solicitation Agent by the Voting Deadline;

(c)	Adfitech shall reimburse each Nominee for its reasonable costs and expenses associated with the distribution of the Solicitation Packages and tabulation of the Beneficial Holders Ballots upon submission of appropriate documentation;

(d)	Any Beneficial Holder of a Class 6 Claim holding Senior Notes as a Record Holder in its own name shall vote on the Plan by completing and signing a Ballot and returning it directly to the Solicitation Agent on or before the Voting Deadline;

(e)	Any Beneficial Holder of Senior Notes holding such notes in “street name” through a Nominee must vote on the Plan through such Nominee by completing and signing the Class 6 Ballot and returning such Ballot to the appropriate Nominee as promptly as possible and in sufficient time to allow such Nominee to process the Master Ballot and return the Master Ballot to the Solicitation Agent prior to the Voting Deadline. A Ballot submitted to Adfitech or its professionals by any Beneficial Holder holding Senior Notes in “street name” shall not be counted for purposes of accepting or rejecting the Plan;

(f)	If a Beneficial Holder holds Senior Notes through more than one Nominee or through multiple accounts, such Beneficial Holder may receive more than one Class 6 Ballot and each such Beneficial Holder must execute a separate Class 6 Ballot for each block of Senior Notes that it holds through any Nominee and must return each such Ballot to the appropriate Nominee;

(g)	Any Ballot returned to a Nominee by a Beneficial Holder of Senior Notes shall not be counted for purposes of accepting or rejecting the Plan until such Nominee properly completes and delivers to the Solicitation Agent a Master Ballot that reflects the vote of such Beneficial Holders by the Voting Deadline or otherwise validates the Ballot in a manner acceptable to the Solicitation Agent. Nominees shall retain all Ballots returned by the Beneficial Holders for a period of one year after the Voting Deadline;

(h)	Notwithstanding the foregoing, each Nominee may pre-validate a Beneficial Holder Ballot for delivery to its Beneficial Holders, together with instructions for mailing such pre-validated Beneficial Holder Ballots directly to the Solicitation Agent by the Voting Deadline. To be pre-validated, a Class 6 Ballot must be executed by the Nominee, except for Items 2 and 4 on the Class 6 Ballot, and shall indicate the amount of the underlying securities, and the corresponding account numbers (each, a “Pre-Validated Class 6 Ballot”);

(i)	Votes cast by Beneficial Holders of Senior Notes through Nominees will be applied to the applicable positions held by such Nominees in Class 6, as of the Voting Record Date, as evidenced by the record and depository listings; votes submitted by a Nominee, whether pursuant to a Master Ballot or Pre-Validated Class 6 Ballot, will not be counted in excess of the amount of such Senior Notes held by such Nominee as of the Voting Record Date;

(j)	No indenture trustee (unless otherwise empowered to do so) will be entitled to vote on behalf of Beneficial Holders; rather, each such Beneficial Holder must submit his or her own Class 6 Ballot in accordance with this paragraph;

(k)	Except as provided in subparagraph (h) of this paragraph, only Record Holders shall be entitled to vote on the Plan by delivering a Ballot directly to the Solicitation Agent;

(l)	Class 6 votes will be counted according to the following tabulation procedures:

i.	Votes cast by Beneficial Holders through Nominees will be applied to the applicable positions held by such Nominees in Class 6, as of the Voting Record Date, as evidenced by the record and depository listings. Votes submitted by a Nominee, whether pursuant to a Master Ballot or pre-validated Ballot, will not be counted in excess of the amount of Senior Notes claims held by such Nominee as of the Voting Record Date.

ii.	If conflicting votes or “over-votes” are submitted by a Nominee, whether pursuant to a Master Ballot or pre-validated Ballot, the Solicitation Agent will use reasonable efforts to reconcile discrepancies with the Nominees. If over-votes on a Master Ballot or pre-validated Ballot are not reconciled prior to the preparation of the vote certification, the Solicitation Agent shall apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and to reject the Plan submitted on the Master Ballot or pre-validated Ballot that contained the over-vote, but only to the extent of the Nominee’s position in Class 6.

iii.	For purposes of tabulating votes, each Beneficial Holder of a Class 6 Claim will be deemed to have voted the principal amount of its Claim (although any principal amounts shall be adjusted by the Nominee to reflect the amount of the Claim actually voted, including prepetition interest).

iv.	Any Ballot cast by a Beneficial Holder holding securities in “street name” that is not pre-validated but is nevertheless sent by a Beneficial Holder directly to the Solicitation Agent, will not be counted.

and it is further,

Class 7 Noticing Procedures

ORDERED, that the following noticing procedures shall be used to provide notice of the Plan Confirmation Hearing, the Objection Deadline and related matters to holders of Class 7 Claims:

(a)	With respect to Class 7 Claims, Adfitech shall distribute the Class 7 Noticing Materials to the applicable Record Holders. Adfitech shall not be required to provide the Class 7 Noticing Materials directly to any Beneficial Holder of a Class 7 Claim who is not also a Record Holder;

(b)	Any Nominee that is a Record Holder shall distribute the Class 7 Noticing Materials to all Beneficial Holders of the Senior Subordinated Notes within five (5) business days of receipt of such Class 7 Noticing Materials from the Solicitation Agent; and

(c)	Adfitech shall reimburse each Nominee for its reasonable costs and expenses associated with the distribution of the Class 7 Noticing Materials upon submission of appropriate documentation.

Administrative Matters

ORDERED, that Adfitech is authorized to (a) make non-material changes to the Disclosure Statement and related documents (including, without limitation, the exhibits thereto) and (b) revise the Disclosure Statement and related documents (including, without limitation, the exhibits thereto) to add further disclosure concerning events occurring at or after the Disclosure Statement Hearing, prior to distributing the Disclosure Statement to each entity whose Claim is impaired and is entitled to vote on the Plan; and it is further,

ORDERED, that Adfitech is hereby authorized and empowered to take all actions and execute such other documents as may be necessary to implement the relief granted herein; and it is further,

ORDERED, that this Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation of this Order.

cc:	Service List

END OF ORDER

EXHIBIT A

Confirmation Hearing Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF MARYLAND

(Baltimore Division)

)
In re:	)	Chapter 11
)
ADFITECH, Inc.,[1]	)	Case No. 09-17788 (DWK)
)
Debtor.	)
)

NOTICE OF (A) HEARING TO CONSIDER CONFIRMATION OF SECOND

AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF ADFITECH, INC.,

(B) DATE BY WHICH TO FILE AND SERVE OBJECTIONS TO CONFIRMATION,

AND (C) DEADLINE FOR VOTING ON THE PLAN

PLEASE TAKE NOTICE, that the debtor and debtor-in-possession herein, ADFITECH, Inc. (“Adfitech”), has filed its Second Amended Chapter 11 Plan of Reorganization for ADFITECH, Inc. dated January 5, 2010 (the “Plan”).

PLEASE TAKE FURTHER NOTICE, that a hearing to consider confirmation of the Plan (the “Confirmation Hearing”) will commence on February 24, 2010 at 2:00 p.m. (Eastern Standard Time) before the Honorable Duncan W. Keir, Chief United States Bankruptcy Judge for the District of Maryland, in Courtroom 1-B of the Gamatz Federal Courthouse, 101 West Lombard Street, Baltimore, Maryland 21201. The Plan may be modified prior to, during, or as a result of the Confirmation Hearing without further notice. The Confirmation Hearing may also be continued from time to time by announcement of such continuance in open court or otherwise, without further notice.

PLEASE TAKE FURTHER NOTICE, that pursuant to an Order entered on January 7, 2010 that, among other things, approved the Disclosure Statement proposed by Adfitech (the “Disclosure Statement Order”), the Court has established February 16, 2010, at 4:00 p.m. (Eastern Standard Time) as the last date and time for filing and serving objections to the confirmation of the Plan (the “Plan Objection Deadline”). In order for an objection to be considered by the Court, it must (i) be in writing, (ii) state the name and address of the objecting party and the amount and nature of the claim or interest of such party, (iii) state with particularity the basis and nature of any objection, (iv) be filed with the Clerk of the Court, and (v) be served so as to be received by the following parties on or before the Plan Objection Deadline:

[1]

The Chapter 11 case of ADFITECH, Inc. was previously jointly administered with the Chapter 11 case of TMST, Inc. f/k/a Thornburg Mortgage, Inc., et al., Case No. 09-17787-DWK (the “TMST Case”). On November 2, 2009, the Court entered an Order Severing Joint Administration with Respect to the Chapter 11 Case of Adfitech, Inc. [Docket No. 27]. As a result, this case is no longer jointly administered with the TMST Case.

Counsel for the Official
Counsel for Adfitech	Committee of Unsecured Creditors

Venable LLP	Quinn Emanuel Urquhart Oliver & Hedges, LLP
750 E. Pratt Street, Suite 900	51 Madison Avenue, 22nd Floor
Baltimore, MD 21202	New York, NY 10010
Attn: Richard L. Wasserman, Esq.	Attn: James C. Teece, Esq.

United States Trustee
and
The Office of the United States Trustee
Garmantz Federal Courthouse, Room 2625	Tydings & Rosenberg, LLP
101 W. Lombard Street	100 East Pratt Street, 26th Floor
Baltimore, MD 21201	Baltimore, MD 21202
Attn: Mark Neal, Assistant U.S. Trustee	Attn: Alan Grochal, Esq.

The Court will consider only written objections filed and served by the Plan Objection Deadline. Objections not timely filed and served in accordance with the provisions of this Notice will not be heard and will be overruled.

PLEASE TAKE FURTHER NOTICE, that in the Disclosure Statement Order, the Court established certain procedures with respect to the solicitation of votes to accept or reject the Plan. Any failure to follow the instructions provided with your ballot may disqualify the ballot and your vote.

PLEASE TAKE FURTHER NOTICE, that only creditors holding claims in the following classes are entitled to vote on the Plan: (i) Class 5 General Unsecured Claims, and (ii) Class 6 Senior Notes Guarantee Claims.

PLEASE TAKE FURTHER NOTICE, that the holders of claims or interests in the following classes are not entitled to vote on the Plan for the reasons indicated: (i) Class 1 Secured Claims (not impaired and deemed to accept), (ii) Class 2 Employee Claims (not impaired and deemed to accept), (iii) Class 3 Other Priority Claims (not impaired and deemed to accept), (iv) Class 4 Administrative Convenience Claims (not impaired and deemed to accept), (v) Class 7 Subordinated Notes Guarantee Claims (impaired and deemed to reject), and (vi) Class 8 Interests (impaired and deemed to reject). In addition, holders of claims that are subject to a pending objection are not entitled to vote unless the claim has been temporarily allowed by the Court for voting purposes.

PLEASE TAKE FURTHER NOTICE, that pursuant to the Disclosure Statement Order, the Court has established February 16, 2010 at 4:00 p.m. (Eastern Standard Time) as the last date and time to cast a vote to accept or reject the Plan (the “Voting Deadline”). In order to be counted, ballots must be actually received by the Adfitech’s solicitation agent, Epiq Bankruptcy Solutions, LLC (the “Solicitation Agent”), prior to the Voting Deadline at the following address:

For ballots sent via United States Postal Service (“USPS”) (by first class or USPS express mail):

Adfitech Ballot Processing Center

c/o Epiq Bankruptcy Solutions, LLC

FDR Station, P.O. Box 5014

New York, New York 10150-5014

For ballots sent via overnight courier or hand delivered mail:

Adfitech Ballot Processing Center

c/o Epiq Bankruptcy Solutions, LLC

757 Third Avenue, Third Floor

New York, New York 10017

PLEASE TAKE FURTHER NOTICE, that if a creditor is a beneficial owner of a Class 6 Senior Notes Guarantee Claim and is NOT the record owner, such creditor must submit its Class 6 Ballot directly to its broker, nominee or agent (“Nominee”) sufficiently in advance of the Voting Deadline to ensure that such vote is counted on the master ballot to be submitted by the Nominee to the Solicitation Agent unless the creditor’s ballot has been “pre-validated” by the Nominee, in which case such Class 6 Ballot may be sent directly to the Solicitation Agent.

PLEASE TAKE FURTHER NOTICE, that Ballots submitted by electronic mail or facsimile to the Solicitation Agent and/or ballots submitted directly to Adfitech or Adfitech’s attorneys will not be counted.

PLEASE TAKE FURTHER NOTICE, that all documents filed with the Court, including the Disclosure Statement, the Plan and the Disclosure Statement Order are available for inspection at the Office of the Clerk of the Court, on the Court’s electronic case filing system at http://www.mdb.uscourts.gov, or by contacting the Solicitation Agent, Epiq Bankruptcy Solutions, LLC at (646) 282-2400, or at the Solicitation Agent’s web site at http://chapter11.epiqsystems.com/adfitech.

[SIGNATURES ON FOLLOWING PAGE]

Dated: January , 2010.	VENABLE LLP

Richard L. Wasserman (Federal Bar No. 02784)

David E. Rice (Federal Bar No. 04942)

750 E. Pratt Street, Suite 900

Baltimore, Maryland 21202

(410) 244-7400

(410) 244-7742 (fax)

rlwasserman@venable.com

derice@venable.com

Attorneys for ADFITECH, Inc., as Debtor and Debtor-in-Possession

EXHIBIT D

Class 5 Ballot

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF MARYLAND

(Baltimore Division)

)
In re:	)	Chapter 11
)
ADFITECH, Inc.,[1]	)	Case No. 09-17788 (DWK)
)
Debtor.	)
)

[Name of Claimant]	[Voting Amount of Claim]
[Mailing Address of Claimant]	Class of Claim: Class 5 General Unsecured

BALLOT FOR ACCEPTING OR REJECTING THE SECOND AMENDED PLAN OF

REORGANIZATION FOR ADFITECH, INC. DATED JANUARY 5, 2010

BALLOT FOR VOTING GENERAL UNSECURED CLAIMS

(Class 5)

If you are, as of January 7, 2010 (the “Record Date”), the holder of a General Unsecured Claim against ADFITECH, Inc. (the “Debtor”), please use this ballot to cast your vote to accept or reject the Second Amended Plan of Reorganization for ADFITECH, Inc. dated January 5, 2010 (the “Plan”).

The Plan is attached as Exhibit A to the Disclosure Statement for the Second Amended Chapter 11 Plan of Reorganization for ADFITECH, Inc. dated January 5, 2010 (the “Disclosure Statement”), a copy of which accompanies this ballot. You should review the Disclosure Statement and the Plan before you vote. You may wish to seek legal advice concerning the Plan and your classification and treatment under the Plan. If the Plan is confirmed by the Court it will be binding on you whether or not you vote.

The procedures that govern voting on the Plan are set forth in the Order Approving (i) Disclosure Statement, (ii) Form of and Manner of Notice and Form of Ballots, and (iii) Solicitation Materials and Solicitation Procedures, and Scheduling Confirmation Hearing (the “Disclosure Statement Order”), a copy of which also accompanies this ballot.

[1]

The Chapter 11 case of ADFITECH, Inc. was previously jointly administered with the Chapter 11 case of TMST, Inc. f/k/a Thornburg Mortgage, Inc., et al., Case No. 09-17787-DWK (the “TMST Case”). On November 2, 2009, the Court entered an Order Severing Joint Administration with Respect to the Chapter 11 Case of Adfitech, Inc. [Docket No. 27]. As a result, this case is no longer jointly administered with the TMST Case.

IMPORTANT

PLEASE READ THE ENTIRE BALLOT BEFORE COMPLETING AND SIGNING IT.

VOTING DEADLINE: 4:00 P.M., EASTERN STANDARD TIME, ON FEBRUARY 16, 2010.

REVIEW THE ACCOMPANYING DISCLOSURE STATEMENT AND THE PLAN.

HOW TO VOTE

1.	COMPLETE ITEM 1 AND ITEM 2.

2.	REVIEW AND COMPLETE THE CERTIFICATIONS CONTAINED IN ITEM 3.

3.	SIGN THE BALLOT.

4.	RETURN THE BALLOT SO THAT IT IS ACTUALLY RECEIVED BY EPIQ BANKRUPTCY SOLUTIONS, LLC, THE DEBTOR’S SOLICATATION AGENT (THE “SOLICITATION AGENT”), BEFORE THE VOTING DEADLINE.

5.	YOU MUST VOTE YOUR ENTIRE CLAIM EITHER TO ACCEPT OR TO REJECT THE PLAN AND MAY NOT SPLIT YOUR VOTE.

6.	ANY BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION WILL NOT BE COUNTED AS A VOTE.

Item 1.	Amount of Unsecured Claim Voted. The undersigned certifies that as of the Record Date, the undersigned held a General Unsecured Claim (as defined in the Plan), which as of the date of the filing of the Debtor’s Chapter 11 petition, May 1, 2009, was in the following unpaid amount (insert amount in the box below).

$

Item 2.	Vote. The holder of the unsecured claim identified in Item 1 votes as follows (check one box only – if you do not check a box or you check both boxes, your vote will not be counted):

☐  to Accept the Plan                                 ☐  to Reject the Plan.

Item 3.	Authorization. By returning this ballot, the holder of the Class 5 General Unsecured Claim identified in Item 1 certifies that (a) it has full power and authority to vote to accept or reject the Plan with respect to the Class 5 General Unsecured Claim listed in Item 1, (b) it was the holder of the Class 5 General Unsecured Claim described in Item 1 on the Record Date, (c) this ballot is the only ballot submitted for the General Unsecured Claim in Item 1, and (d) it has received a copy of the Disclosure Statement (including the exhibits thereto) and understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Plan and Disclosure Statement.

Name:
(Print or Type)

Social Security or Federal Tax ID. No.:

(Optional)

Signature:

By:
(If Appropriate)

Title:

(If Appropriate)

Street Address:

City, State, Zip Code:

Telephone Number:	( )

Date Completed:

This ballot shall not constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest. The Debtor reserves the right to object to any and all claims regardless of whether or how the holder of a claim votes on the Plan.

YOUR VOTE WILL NOT BE COUNTED UNLESS YOUR BALLOT IS ACTUALLY RECEIVED BY THE SOLICITATION AGENT, EPIQ BANKRUPTCY SOLUTIONS, LLC, BY 4:00 P.M., EASTERN STANDARD TIME, ON FEBRUARY 16, 2010, AT THE FOLLOWING ADDRESS:

FOR BALLOTS SENT VIA UNITED STATES POSTAL SERVICE (“USPS”)

(VIA FIRST-CLASS MAIL OR USPS EXPRESS MAIL):

ADFITECH BALLOT PROCESSING CENTER

c/o EPIQ BANKRUPTCY SOLUTIONS, LLC

FDR STATION, P.O. BOX 5014

NEW YORK, NEW YORK 10150-5014

FOR BALLOTS SENT VIA OVERNIGHT COURIER OR HAND DELIVERED MAIL:

ADFITECH BALLOT PROCESSING CENTER

c/o EPIQ BANKRUPTCY SOLUTIONS, LLC

757 THIRD AVENUE, THIRD FLOOR

NEW YORK, NEW YORK 10017

BALLOTS SUBMITTED BY ELECTRONIC MAIL OR FACSIMILE TO THE SOLICITATION

AGENT AND/OR BALLOTS SUBMITTED DIRECTLY TO THE DEBTOR OR DEBTOR’S

COUNSEL WILL NOT BE COUNTED.

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE DISCLOSURE STATEMENT OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE SOLICITATION AGENT, EPIQ BANKRUPTCY SOLUTIONS, LLC, AT (646) 282-2400.

EXHIBIT E

Class 6 Ballot

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF MARYLAND

(Baltimore Division)

)
In re:	)	Chapter 11
)
ADFITECH, Inc.,[1]	)	Case No. 09-17788 (DWK)
)
Debtor.	)
)

BENEFICIAL OWNER BALLOT FOR CLASS 6 SENIOR NOTES GUARANTEE

CLAIMS FOR ACCEPTING OR REJECTING THE SECOND AMENDED PLAN

OF REORGANIZATION FOR ADFITECH, INC., DATED JANUARY 5, 2010

BALLOT FOR VOTING SENIOR NOTES GUARANTEE CLAIMS

(Class 6)

If you are, as of January 7, 2010 (the “Record Date”), the beneficial owner of certain 8% Senior Notes due May 15, 2013 (the “Senior Notes”) guaranteed by ADFITECH, Inc. (the “Debtor”), please use this ballot to cast your vote to accept or reject the Second Amended Plan of Reorganization for ADFITECH, Inc. dated January 5, 2010 (the “Plan”). If you are the beneficial owner, but not the record owner of Senior Notes, you must return the ballot to your broker, nominee, or other agent for the beneficial owners of Senior Notes (the “Nominee”) promptly in the envelope provided to ensure that the Nominee receives your ballot in sufficient time to submit it or a master ballot on your behalf prior to the expiration of the voting deadline of February 16, 2010, established pursuant to the Order Approving (i) Disclosure Statement, (ii) Form of and Manner of Notice and Form of Ballots, and (iii) Solicitation Materials and Solicitation Procedures, and Scheduling Confirmation Hearing (the “Disclosure Statement Order”) entered on January 7, 2010 [Docket No.__], a copy of which accompanies this ballot. Failure to timely submit your ballot to the Nominee may prevent the Nominee from being able to include your vote in the master ballot to be submitted on behalf of beneficial owners of Senior Notes.

If you are the record owner of Senior Notes in addition to being a beneficial owner, please submit this ballot directly to the Debtor’s Solicitation Agent, Epiq Bankruptcy Solutions, LLC (the “Solicitation Agent”), at the address below on or before the voting deadline of February 16, 2010.

[1]

The Chapter 11 case of ADFITECH, Inc. was previously jointly administered with the Chapter 11 case of TMST, Inc. f/k/a Thornburg Mortgage, Inc., et al., Case No. 09-17787-DWK (the “TMST Case”). On November 2, 2009, the Court entered an Order Severing Joint Administration with Respect to the Chapter 11 Case of Adfitech, Inc. [Docket No. 27]. As a result, this case is no longer jointly administered with the TMST Case.

The Plan is attached as Exhibit A to the Disclosure Statement for the Second Amended Chapter 11 Plan of Reorganization for ADFITECH, Inc. dated January 5, 2010 (the “Disclosure Statement”), a copy of which also accompanies this ballot. You should review the Disclosure Statement and the Plan before you vote. You may wish to seek legal advice concerning the Plan and your classification and treatment under the Plan. If the Plan is confirmed by the Bankruptcy Court it will be binding on you whether or not you vote.

Please note that the procedures which govern voting on the Plan are contained in the Disclosure Statement Order.

IMPORTANT

PLEASE READ THE ENTIRE BALLOT BEFORE COMPLETING AND SIGNING IT.

VOTING DEADLINE: 4:00 P.M., EASTERN STANDARD TIME, ON FEBRUARY 16, 2010.

IF YOU ARE A BENEFICIAL OWNER, BUT NOT A RECORD OWNER OF THE SENIOR NOTES, THE NOMINEE MUST SUBMIT A MASTER BALLOT BY THE VOTING DEADLINE AND MUST RECEIVE THIS SIGNED AND COMPLETED BALLOT IN ADVANCE OF THE VOTING DEADLINE SO THAT YOUR VOTE CAN BE INCLUDED IN THE MASTER BALLOT.

IF YOU ARE THE RECORD OWNER OF THE SENIOR NOTES, YOU MUST SUBMIT YOUR BALLOT DIRECTLY TO THE SOLICIATION AGENT AT THE ADDRESS SPECIFIED BELOW BY THE VOTING DEADLINE.

PLEASE REVIEW THE ACCOMPANYING DISCLOSURE STATEMENT AND THE PLAN.

HOW TO VOTE

1.	COMPLETE ITEMS 1 AND 2 BELOW. IF ITEM 1 WAS NOT COMPLETED FOR YOU BY THE NOMINEE, YOU SHOULD INDICATE IN ITEM 1 THE AGGREGATE UNPAID PRINCIPAL AMOUNT OF SENIOR NOTES THAT YOU OWN.

2.	REVIEW AND COMPLETE THE CERTIFICATIONS CONTAINED IN ITEMS 3 AND 4.

3.	SIGN THE BALLOT.

4.	IF YOU ARE A BENEFICIAL OWNER, BUT NOT THE RECORD OWNER OF THE SENIOR NOTES, RETURN THE BALLOT SO THAT IT IS ACTUALLY RECEIVED BY YOUR NOMINEE SEVERAL DAYS BEFORE THE VOTING DEADLINE.

5.	IF YOU ARE THE RECORD OWNER OF THE SENIOR NOTES, PLEASE SUBMIT YOUR BALLOT DIRECTLY TO THE SOLICITATION AGENT SO THAT IT IS ACTUALLY RECEIVED BY THE VOTING DEADLINE.

6.	YOU MUST VOTE YOUR ENTIRE CLAIM EITHER TO ACCEPT OR TO REJECT THE PLAN AND MAY NOT SPLIT YOUR VOTE.

7.	ANY BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OR THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED AS A VOTE.

Item 1.	Amount of Class 6 Senior Notes Guarantee Claim Voted. The undersigned certifies that as of the Record Date, the undersigned was the beneficial owner (or authorized signatory for a beneficial owner) of one or more of the Senior Notes guaranteed by the Debtor which, on the date of the filing of the Debtor’s Chapter 11 petition, May 1, 2009, was in the following unpaid amount (insert amount in the box below, this is your Class 6 Senior Notes Guarantee Claim amount). If your Senior Note is held by a nominee on your behalf and you do not know the amount of the Class 6 Senior Note Guarantee Claim you hold, please contact your nominee immediately.

$

Item 2.	Vote. The holder of the Class 6 Senior Notes Guarantee Claim identified in Item 1 votes as follows (check one box and one box only – if you do not check a box or you check both boxes, your vote will not be counted):

☐  to Accept the Plan.                                 ☐ to Reject the Plan.

Item 3.	Certification as to Class 6 Senior Notes Guarantee Claims Held in Additional Accounts. By completing and returning this ballot, the undersigned beneficial owner certifies that either (a) it has not submitted any other ballots for other Class 6 Senior Notes Guarantee Claims held in other accounts or other record names, or (b) it has provided the information specified in the following table for all other Class 6 Senior Notes Guarantee Claims for which it has submitted additional Ballots, each of which indicates the same vote to accept or reject the Plan (please use additional sheets of paper if necessary):

ONLY COMPLETE THIS TABLE IF YOU HAVE COMPLETED CLASS 6 SENIOR

NOTES GUARANTEE CLAIM BALLOTS OTHER THAN THIS BALLOT

Account Number	Name of Holder	CUSIP No. of Other Class 6 Senior Notes Guarantee Claims Voted	Principal Amount of Other Class 6 Senior Notes Guarantee Claims Voted
$
$
$
$
$
$
$

Item 4.	Authorization. By returning this ballot, the undersigned beneficial owner of the Class 6 Senior Notes Guarantee Claim identified in Item 1 certifies that (a) it has full power and authority to vote to accept or reject the Plan with respect to the Class 6 Senior Notes Guarantee Claim listed in Item 1, (b) it was the beneficial holder of the Class 6 Senior Notes Guarantee Claim described in Item 1 on the Record Date, or is an authorized signatory for an entity that is the beneficial owner of the Class 6 Senior Notes Guarantee Claim (c) it has cast the same vote with respect to all Class 6 Senior Notes Guarantee Claims, and (d) it has received a copy of the Disclosure Statement (including the exhibits thereto) and understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Plan and Disclosure Statement.

Name:
(Print or Type)

Social Security or Federal Tax ID. No.:

(Optional)

Signature:

By:
(If Appropriate)

Title:

(If Appropriate)

Street Address:

City, State, Zip Code:

Telephone Number:	( )

Date Completed:

[NOTICE ON FOLLOWING PAGE]

This ballot shall not constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest. The Debtor reserves the right to object to any and all claims regardless of whether or how a holder of a claim votes on the Plan.

IF YOU ARE A BENEFICIAL OWNER ONLY AND NOT A RECORD OWNER OF SENIOR NOTES, PLEASE COMPLETE, SIGN AND DATE THE BALLOT AND RETURN IT TO THE NOMINEE PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT THE NOMINEE RECEIVES YOUR BALLOT IN SUFFICIENT TIME TO SUBMIT IT OR A MASTER BALLOT ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE VOTING DEADLINE OF FEBRUARY 16, 2010 AT 4:00 P.M., EASTERN STANDARD TIME.

IF YOU ARE A RECORD OWNER AS WELL AS A BENEFICIAL OWNER OF SENIOR NOTES, YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT, EPIQ BANKRUPTCY SOLUTIONS, LLC, BY 4:00 P.M., EASTERN STANDARD TIME, ON FEBRUARY 16, 2010, AT THE FOLLOWING ADDRESS:

FOR BALLOTS SENT VIA UNITED STATES POSTAL SERVICE (“USPS”)

(VIA FIRST CLASS MAIL OR USPS EXPRESS MAIL):

ADFITECH BALLOT PROCESSING CENTER

c/o EPIQ BANKRUPTCY SOLUTIONS, LLC

FDR STATION, P.O. BOX 5014

NEW YORK, NEW YORK 10150-5014

FOR BALLOTS SENT VIA OVERNIGHT COURIER OR HAND DELIVERED MAIL:

ADFITECH BALLOT PROCESSING CENTER

c/o EPIQ BANKRUPTCY SOLUTIONS, LLC

757 THIRD AVENUE, THIRD FLOOR

NEW YORK, NEW YORK 10017

BALLOTS SUBMITTED BY ELECTRONIC MAIL OR FACSIMILE TO THE SOLICITATION

AGENT AND/OR BALLOTS SUBMITTED DIRECTLY TO THE DEBTOR OR DEBTOR’S

COUNSEL WILL NOT BE COUNTED.

AS DIRECTED, YOUR SIGNATURE IS REQUIRED IN ORDER FOR YOUR VOTE TO BE COUNTED. IF THE CLAIM IS HELD BY A PARNTERSHIP, THE BENEFICIAL OWNER BALLOT MUST BE EXECUTED IN THE NAME OF THE PARTNERSHIP BY A GENERAL PARTNER. IF THE CLAIM IS HELD BY A CORPORATION, THE BENEFICIAL OWNER BALLOT MUST BE EXECUTED BY AN AUTHORIZED OFFICER. IF YOU ARE SIGNING IN A REPRESENTATIVE CAPACITY, ALSO YOU MUST INDICATE YOUR TITLE AFTER YOUR SIGNATURE

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE DISCLOSURE STATEMENT OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE SOLICITATION AGENT, EPIQ BANKRUPTCY SOLUTIONS, LLC, AT (646) 282-2400.

EXHIBIT F

Class 6 Master Ballot

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF MARYLAND

(Baltimore Division)

)
In re:	)	Chapter 11
)
ADFITECH, Inc.,[1]	)	Case No. 09-17788 (DWK)
)
Debtor.	)
)

MASTER BALLOT FOR CLASS 6 SENIOR NOTES GUARANTEE CLAIMS FOR

ACCEPTING OR REJECTING THE SECOND AMENDED PLAN OF REORGANIZATION

FOR ADFITECH, INC. DATED JANUARY 5, 2010

FOR USE BY BROKERS, NOMINEES AND OTHER AGENTS FOR

BENEFICIAL OWNERS OF CLASS 6 SENIOR NOTES GUARANTEE CLAIMS

This Master Ballot is to be used by brokers, nominees and other agents for summarizing votes cast by beneficial owners holding any 8% Senior Notes due May 15, 2013 (the “Senior Notes”) guaranteed by ADFITECH, Inc. (the “Debtor”) as Class 6 Senior Notes Guarantee Claims to accept or reject the Second Amended Plan of Reorganization for ADFITECH, Inc. dated January 5, 2010 (the “Plan”).

If, in addition to acting as broker, nominee or other agent, you also are a beneficial owner of any Senior Notes guaranteed by the Debtor and you wish to vote your Class 6 Senior Notes Guarantee Claims (as defined in the Plan) arising from your beneficial ownership of such Senior Notes, you may either complete a Class 6 Senior Notes Guarantee Claim Beneficial Owner Ballot or add your vote to this Master Ballot. If you choose to complete a Class 6 Senior Notes Guarantee Claim Beneficial Owner Ballot, please refer to the instructions set forth in the Class 6 Senior Notes Guarantee Claim Beneficial Owner Ballot.

Multiple Master Ballots may be completed and delivered to Epiq Bankruptcy Solutions, LLC, the Debtor’s solicitation agent (the “Solicitation Agent”). Votes reflected by multiple Master Ballots will be counted except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the Master Ballot bearing the latest date and received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot. If more than one Master Ballot is submitted and the later Master Ballot(s) supplement rather than supersedes earlier Master Ballot(s), please mark the subsequent Master Ballot(s) with the words “Additional Vote” or such other language as you customarily use to indicate an additional vote that is not meant to revoke an earlier vote.

[1]

The Chapter 11 case of ADFITECH, Inc. was previously jointly administered with the Chapter 11 case of TMST, Inc. f/k/a Thornburg Mortgage, Inc., et al., Case No. 09-17787-DWK (the “TMST Case”). On November 2, 2009, the Court entered an Order Severing Joint Administration with Respect to the Chapter 11 Case of Adfitech, Inc. [Docket No. 27]. As a result, this case is no longer jointly administered with the TMST Case.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION

OR ADVICE, OR TO MAKE ANY REPRESENTATIONS,

OTHER THAN WHAT IS INCLUDED IN THE MATERIALS

TRANSMITTED WITH THIS BALLOT

Please note that each beneficial owner of Senior Notes must vote its entire Class 6 Senior Notes Guarantee Claim to either accept or reject the Plan. A beneficial owner may not split its vote and, accordingly, a Class 6 Senior Notes Guarantee Claim Beneficial Owner Ballot received from a beneficial owner that attempts to partially accept and partially reject the Plan, will not be counted. Further, for purposes of computing the Master Ballot vote, each voting beneficial owner of a Class 6 Senior Notes Guarantee Claim shall be deemed to have voted the full amount of its holdings of Senior Notes according to your records or such lesser amount identified by the beneficial owner on its Class 6 Senior Notes Guarantee Claim Beneficial Owner Ballot. Any executed Class 6 Senior Notes Guarantee Claim Beneficial Owner Ballot that does not indicate an acceptance or rejection of the Plan will not be counted.

No fees, commissions or other remuneration will be payable to any broker, nominee, agent or other person in connection with this solicitation. Upon written request, however, you may be reimbursed by the Debtor for reasonable, actual and necessary out-of-pocket expenses incurred by you in forwarding beneficial owner ballots and accompanying solicitation packages to your clients.

This Master Ballot does not constitute and shall not be deemed a proof of claim or equity interest or an assertion of a claim or equity interest. The Debtor reserves the right to object to any and all claims regardless of whether or how the holder of a claim votes on the Plan

THIS MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO TRANSMIT VOTES TO ACCEPT OR REJECT THE PLAN. HOLDERS SHOULD NOT SURRENDER CERTIFICATES REPRESENTING THEIR SENIOR NOTES AT THIS TIME, AND NEITHER THE DEBTOR NOR THE SOLICITATION AGENT WILL ACCEPT DELIVERY OF ANY SUCH CERTIFICATES.

NOTHING CONTAINED HEREIN OR IN THE ACCOMPANYING DOCUMENTS SHALL CONSTITUTE THE DESIGNATION OF YOU OR ANY OTHER PERSON AS AN AGENT OF THE DEBTOR OR THE SOLICITATION AGENT OR AUTHORIZES YOU OR ANY PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE ACCOMPANYING SOLICITATION MATERIALS.

Item 1.	Certification of Authority to Vote. The undersigned certifies that as of January 7, 2010 (the “Record Date”), the undersigned (please check the applicable box):

☐  Is a broker, bank, or other nominee for the beneficial owners of the aggregate principal amount of the Senior Notes listed in Item 2 below, and is the registered holder of such Senior Notes, or

☐  Is acting under a power of attorney and/or agency (a copy of which will be provided upon request) granted by a broker, bank, or other nominee that is the registered holder of the aggregate principal amount of the Senior Notes in Item 2 below, or

☐  Has been granted a proxy (an original of which is attached hereto) from a broker, bank, or other nominee or a beneficial owner that is the registered holder of the aggregate principal amount of the Senior Notes listed in Item 2 below, and accordingly, has full power and authority to vote to accept or reject the Plan on behalf of the beneficial owners of the Senior Notes described in Item 2 below.

Item 2.	Beneficial Owner Information. The undersigned certifies that the information provided below (including any information provided on additional sheets attached hereto) is a true and accurate schedule of the beneficial owners of Senior Notes, as identified by their respective account numbers, that have delivered to the undersigned duly completed Class 6 Senior Notes Guarantee Claim Beneficial Owner Ballots voting to accept or reject the Plan.

(Please complete the information requested below. Attach additional sheets if necessary.)

Your Customer Account Number for Each Beneficial Owner	Principal Amount of the Senior Notes Guarantee Claims Voted
	To Accept the Plan	To Reject the Plan
1.	$	$
2.	$	$
3.	$	$
4.	$	$
5.	$	$
6.	$	$
7.	$	$
8.	$	$
9.	$	$
10.	$	$

Item 3.	Additional Ballots Submitted by Beneficial Owners. The undersigned certifies that the information provided below (including any information on additional sheets attached hereto) is a true and accurate schedule on which the undersigned has transcribed the information, if any, provided in Item 3 of each beneficial owner ballot received from a beneficial owner of Senior Notes. (Please complete the information requested below. Attach additional sheets if necessary.)

Information to be Transcribed from Item 3 of Customers’ Beneficial Owner Ballots Regarding Other Ballots Cast in Respect of Senior Notes Guarantee Claims
Your Customer Account Number	Beneficial Owner’s Name or Customer Account Number for Other Account	Name of Broker, Nominee or Other Agent for Other Account (If Applicable)	Cusip No. of Other Class 6 Senior Notes Guarantee Claims Voted	Principal Amount of Senior Notes
1.
2.
3.
4.
5.
6.
7.

IMPORTANT

THE VOTING DEADLINE IS: 4:00 P.M., EASTERN STANDARD TIME, ON FEBRUARY 16, 2010. IN ORDER TO BE COUNTED, THIS MASTER BALLOT MUST BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT, EPIQ BANKRUPTCY SOLUTIONS, LLC, BY THE VOTING DEADLINE, AT THE FOLLOWING ADDRESS:

FOR BALLOTS SENT VIA UNITED STATES POSTAL SERVICE (“USPS”)

(VIA FIRST CLASS MAIL OR USPS EXPRESS MAIL):

ADFITECH BALLOT PROCESSING CENTER

c/o EPIQ BANKRUPTCY SOLUTIONS, LLC

FDR STATION, P.O. BOX 5014

NEW YORK, NEW YORK 10150-5014

FOR BALLOTS SENT VIA OVERNIGHT COURIER OR HAND DELIVERED MAIL:

ADFITECH BALLOT PROCESSING CENTER

c/o EPIQ BANKRUPTCY SOLUTIONS, LLC

757 THIRD AVENUE, THIRD FLOOR

NEW YORK, NEW YORK 10017

BALLOTS SUBMITTED BY ELECTRONIC MAIL OR FACSIMILE TO THE SOLICITATION

AGENT AND/OR BALLOTS SUBMITTED DIRECTLY TO THE DEBTOR OR DEBTOR’S

COUNSEL WILL NOT BE COUNTED.

DTC Participant No.

Name:
(Print or Type)

Social Security or Federal Tax ID. No.:

(Optional)

Signature:

By:
(If Appropriate)

Title:

(If Appropriate)

Street Address:

City, State, Zip Code:

Telephone Number:	( )

Date Completed:

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE DISCLOSURE STATEMENT OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE SOLICITATION AGENT, EPIQ BANKRUPTCY SOLUTIONS, LLC, AT (646) 282-2400.